ABSC NC 2006-HE2

Asset Backed Securities Portfolio Analysis

3,971 records

Balance: 746,271,329

All records

All records
		Average	Total
		Current	Current	Percent of	Wtg Avg	Wtd Avg	Wtd Avg			% Owner
Grouping	Count	Balance	Balance	total Balance	GWAC	DTI	LTV	% SFD	%PUD	Occupied	% Full Doc	% Limited Doc	% Stated Doc	% IO	%CA	%NY	%FL	WA FICO
FICO <= 499	19	150,016.25	2,850,308.79	0.38	9.793	39.06	77.1	45.72	9.47	0	63.26	6.66	30.08	0	43.24	7.15	0	521
FICO 550 - 574	19	126,134.16	2,396,548.95	0.32	9.539	36.33	80.3	56.43	12.71	0	54.19	0	45.81	0	8.15	15.24	25.56	560
FICO 575 - 599	25	199,505.25	4,987,631.13	0.67	9.431	37.37	84.08	56.15	9.19	0	28.65	0	71.35	0	43.86	0	12.03	587
FICO 600 - 624	56	159,583.90	8,936,698.14	1.2	9.071	39.51	82.86	62.91	6.09	0	36.21	3.3	60.49	0	33.48	0	6.79	613
FICO 625 - 649	51	175,315.86	8,941,108.85	1.2	8.726	40.34	85.55	54.76	20.03	0	50.73	0.72	48.55	0	18.7	9.63	15.51	637
FICO 650 - 674	49	178,174.95	8,730,572.57	1.17	9.081	40.9	85.08	58.94	12.46	0	20.4	1.49	78.11	0	51.68	3.96	10.52	661
FICO 675 - 699	31	250,536.84	7,766,641.97	1.04	8.465	38.36	85.6	53.17	7.03	0	35.93	0	64.07	0	48.48	0	11.75	685
FICO 700 - 724	24	202,510.15	4,860,243.61	0.65	9.092	39.03	87.37	53.11	6.22	0	25.21	1.08	73.71	0	41.01	0	8.16	711
FICO 725 - 749	18	187,764.32	3,379,757.75	0.45	8.906	30.47	84.3	83.51	5.08	0	42.77	0	57.23	0	67.12	0	9.92	736
FICO 750 - 774	11	226,938.38	2,496,322.16	0.33	8.903	41.38	89.59	45.17	27.96	0	26.37	0	73.63	0	35.68	3.24	5.22	759
FICO 775 - 799	6	168,221.70	1,009,330.17	0.14	8.365	39.03	85.72	34.39	0	0	49.14	0	50.86	0	22.24	0	0	783
FICO 800 >=	1	129,938.16	129,938.16	0.02	8.65	41.37	86.67	100	0	0	100	0	0	0	0	0	0	809
Total:	310	182,210.01	56,485,102.25	7.57	8.994	38.85	84.55	57.11	10.93	0	36.88	1.29	61.83	0	38.83	3.29	10.44	651

Credit Suisse

11 Madison Avenue

New York, New York 10010

www.credit-suisse.com

2/27/2006 10:27

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.